STOCK EXCHANGE RELEASE

NABUFIT Global Inc.	NEWS RELEASE
626 East 1820 North
Orem, UT 84097
U.S.A.

NABUFIT Global, Inc. hires Mark Mersman and Scott Cox

Effective October 18, 2017, NABUFIT Global, Inc. (“the Company”) announced that the board of directors hired Mark Mersman to serve as the Company’s Chief Executive Officer and Scott Cox to serve as the Company’s President.  Both Mr. Mersman and Mr. Cox bring years of experience in the industries of business consulting, cannabis production and oil and gas.

Mr. Mersman currently serves as a consultant to three ancillary cannabis companies. Mark has also been providing consulting services for two cannabis focused investment funds since 2016.  Previously, Mr. Mersman co-founded and served as President of Unity Resources, LLC and Legacy Income Properties, LLC. Mr. Mersman had been leading a team in evaluating and investing in minerals and royalties for families and institutions.  Mr. Mersman has formed and has managed over 10 private investment funds, altogether encompassing over $10 million and in excess of 100 mineral and royalty acquisitions and divestitures. Mr. Mersman was founder and President of Mersman Capital Management, Inc., a private wealth advisory firm formed in September 2007 that provided portfolio management for a small group of high net worth individuals. Mersman Capital Management’s portfolio was sold and transitioned to another advisory firm in December of 2015. Prior to forming Mersman Capital Management, Mr. Mersman served as Regional Vice President for Fisher Investments from April 2000 to September 2007, where he managed a combined client portfolio of representing over $200 million. Mr. Mersman has previously held FINRA licenses 7, 63, and 65, and held the designation of Chartered Retirement Planning Counselor. Mr. Mersman is a graduate with a B.B.A. in Marketing and Finance from the University of Arkansas.

Mr. Cox has over 20 years of experience in the management and operations of public and private companies. Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas minerals and royalties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation (OTC: BECC) where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties. Prior to that he served as Director of Operations for Frontier Oilfield Services, Inc (OTC: FOSI) from September 2012 where he helped lead a public company acquisition and roll-up of 2 privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

Brian Metz, a member of the Board of Directors of the Company said “we are excited to have Mark and Scott join our team as we continue to evolve as a company and look for new opportunities.”

About NABUFIT Global, Inc.

NABUFIT Global, Inc. is a US public company (NBFT).  NABUFIT developed an online fitness platform for health and well-being through physical exercises, nutrition and lifestyle. This business was sold in September 2017.  At this time, the business operations of NABUFIT Global, Inc. consist of consulting services for businesses engaged in the cannabis industry.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve many assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  Many of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts NABUFIT Global, Inc.:

Bob Bench: CFO

801-362-2115

bobbench@nabufit.com